UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2017

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street San Francisco, CA (Address of principal executive offices)		94102 (Zip Code)
Registrant’s telephone number, including area code: (415) 870-7566
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement

Purchase Agreement

On July 20, 2017, the Board of Directors (the “Board”) of Salon Media Group, Inc. (the “Company”) determined to conclude the final closing (the “Final Closing”) of a private placement (the “Private Placement”) that was entered into pursuant to a Purchase Agreement (the “Purchase Agreement”) among the Company and purchasers identified therein (each, a “Purchaser” and together, the “Purchasers”) to issue and sell to the Purchasers in the Private Placement shares of the Company’s Series A Mandatorily Convertible Voting Preferred Stock (the “Series A Preferred Stock”). At a special meeting concluded on January 24, 2017, the Board of Directors approved the designation of the Series A Preferred Stock. The Company has authorized the issuance and sale in the Private Placement up to 2,417,471 shares of the Series A Preferred Stock, at the purchase price of $1.24 per share.

The Company completed the purchase and sale of the shares of the Series A Preferred Stock in three stages, each a “Closing.” As reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 27, 2017, the initial Closing (the “Initial Closing”) was completed on January 26, 2017. In the Initial Closing, the Company sold to the Purchasers an aggregate of 805,824 shares of Series A Preferred Stock for a total purchase price of $1 million. The purchase price was paid either in cash or by delivery for cancellation of certain demand promissory notes made by the Company to certain of the Purchasers who had advanced funds to the Company in anticipation of the Initial Closing.

As reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 27, 2017, the second Closing (the “Second Closing”) was completed on March 23, 2017. At the Second Closing, the Company sold to the Purchasers an aggregate of 173,252 shares of Series A Preferred Stock for a total purchase price of $0.215 million. The Second Closing included only investors who had previously indicated interest in participating in the Private Placement.

The Board determined to conclude the Final Closing on July 20, 2017. At the Final Closing, the Company sold to the Purchasers an aggregate of 221,601 shares of Series A Preferred Stock for a total purchase price of $0.275 million. The Final Closing included only investors who had previously indicated interest in participating in the Private Placement.

The Purchasers in each Closing included the Company’s Chief Executive Officer, Jordan Hoffner, and certain of his family members, the Company’s Chief Financial Officer, Elizabeth Hambrecht, and the Company’s director, William Hambrecht.

The sale of the shares of Series A Preferred Stock pursuant to the Purchase Agreement is being made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Exhibits

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits

Exhibit	Description

10.1	Purchase Agreement, dated as of June 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:          /s/ Jordan Hoffner

Name:     Jordan Hoffner

Title:       Chief Executive Officer

Dated: July 26, 2017

EXHIBIT INDEX

Exhibit	Description

10.1	Purchase Agreement, dated as of June 28, 2017

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